As filed with the Securities and Exchange Commission on March 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

CINEVERSE CORP.

(Exact name of registrant as specified in its charter)

____________________________

Delaware	22-3720962
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

224 W. 35th St., Suite 500, #947

New York, New York 10001
(212) 206-8600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Christopher J. McGurk

Chief Executive Officer

Cineverse Corp.

224 W. 35th St., Suite 500, #947

New York, New York 10001

(212) 206-8600
(Name, address, including zip code and telephone number, including area code, of agent for service)

____________________________

Copies to:

Carol W. Sherman, Esq.

Kelley Drye & Warren LLP

300 Atlantic Street

Stamford, Connecticut 06901

(203) 324-1400

____________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 16, 2026

PROSPECTUS

21,805,701 shares of Class A Common Stock

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The selling stockholders (the “Selling Stockholders”) named herein may offer from time to time up to 21,805,701 shares of our Class A common stock, $0.001par value per shares (the “Common Stock”), in amounts, at prices and on terms to be determined at the time of sale. We will not receive any of the proceeds from the sale of the shares of Common Stock being sold by the Selling Stockholder, but we have agreed to pay certain registration expenses. See “Use of Proceeds” herein.

We are registering the offer and sale of these shares to satisfy registration rights we granted to the selling shareholders pursuant to agreements described under “Selling Stockholders” beginning on page 10 of this prospectus. The registration of the shares of Common Stock does not necessarily mean that the Selling Stockholders will offer or sell its shares of Common Stock.

The Selling Stockholders may sell the shares of Common Stock offered hereby directly to purchasers or through underwriters, dealers, brokers or agents designated from time to time, on The Nasdaq Capital Market (“Nasdaq”) or in the over-the-counter market or otherwise. Sales of shares of Common Stock in particular offerings may be made at prices and on terms then prevailing, at prices related to the then-current market price, at fixed prices (which may be changed) or in negotiated transactions or in any other manner as described in the section entitled “Plan of Distribution.” To the extent required for any offering, a supplement to this prospectus (a “prospectus supplement”) will set forth the number of shares of Common Stock then being offered, the initial offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. Any such prospectus supplement will also contain a discussion of the material United States Federal income tax considerations relating to the Common Stock to the extent required and not contained herein.

The Common Stock is traded on Nasdaq under the symbol “CNVS.” On March 13, 2026, the last reported sale price of our Common Stock on Nasdaq was $2.60 per share.

Investing in our Common Stock involves risks. You should carefully read and consider “Risk Factors” beginning on page 7 of this prospectus, in any applicable prospectus supplement, in our most recent Annual Report on Form 10-K, any additional information set forth in our subsequent Quarterly Reports on Form 10-Q and in other reports we file with the Securities and Exchange Commission (“SEC”) from time to time.

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Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2026

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any applicable prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any applicable prospectus supplement is current only as of the date on the front of those documents.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus or any applicable prospectus supplement, before making an investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this process, the Selling Stockholders may from time to time, in one or more offerings, sell any and all of the shares of Common Stock described in this prospectus.

A prospectus supplement may also add, update, or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Unless otherwise expressly stated or the context otherwise requires, “Cineverse,” the “Company,” “we,” “us,” and “our” as used herein refer to Cineverse Corp. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC and other information concerning us are also available to the public on our website at http://www.cineverse.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. We incorporate by reference into this prospectus and any applicable prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on June 30, 2025 (our “Form 10-K”);
•

our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025, September 30, 2025 and December 31, 2025, filed with the SEC on August 14, 2025, November 14, 2025 and February 17, 2026, respectively;

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our Current Reports on Form 8-K filed with the SEC on April 14, 2025, May 7, 2025, May 20, 2025, September 29, 2025, November 21, 2025, January 13, 2026, February 12, 2026, February 17, 2026, and February 17, 2026 ; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 000-51910), filed with the SEC under Section 12 of the Exchange Act on April 12, 2006.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any applicable prospectus supplement and any previously filed documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Cineverse Corp.

224 W. 35th St., Suite 500, #947

New York, NY 10001

Attention: Secretary

Telephone (212) 206-8600

You may also obtain copies of these filings, at no cost, by accessing our website at https://investor.cineverse.com/financials/sec-filings/; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

•	successful execution of our business strategy, particularly for new endeavors;
•	the performance of our targeted markets;
•	competitive product and pricing pressures;
•	changes in business relationships with our major customers;
•	successful integration of acquired businesses;
•	the content we distribute through our in-theatre, on-line and mobile services may expose us to liability;
•	general economic and market conditions;
•	the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business; and
•	the other risks and uncertainties that are described under “Risk Factors” and elsewhere in this prospectus and from time to time in our filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Except as otherwise required to be disclosed in periodic and current reports required to be filed by public companies with the SEC pursuant to the SEC’s rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in the Common Stock. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, “Cineverse”, “we,” “us,” “our” and the “Company” refer to Cineverse Corp. and its subsidiaries unless the context otherwise requires.

OUR BUSINESS

Cineverse has a long legacy in using technology to transform the entertainment industry and played a pioneering role in transitioning movie screens from traditional analog film prints to digital distribution. Over the past several years, Cineverse has transformed itself from being a digital cinema equipment and physical content distributor to a leading independent streaming company.

Cineverse is a streaming technology and entertainment company with its core business operating as (i) a portfolio of owned and operated streaming channels with enthusiast fan bases; (ii) a large-scale global aggregator and full-service distributor of feature films and television programs; and (iii) a proprietary technology software-as-a-service platform for over-the-top (“OTT”) app development and content distribution through subscription video on demand ("SVOD"), dedicated ad-supported video on demand ("AVOD"), ad-supported streaming linear ("FAST") channels, social video streaming services, and audio podcasts. Our streaming channels reach audiences in several distinct ways: direct-to-consumer, through these major application platforms, and through third-party distributors of content on platforms.

The Company’s streaming technology platform, known as Matchpoint™, is a software-based streaming operating platform which provides clients with AVOD, SVOD, transactional video on demand ("TVOD") and linear capabilities, automates the distribution of content, and features a robust data analytics platform.

We distribute products for major brands such as Hallmark, ITV, Nelvana, ZDF, Konami, NFL and Highlander, as well as international and domestic content creators, movie producers, television producers and other short-form digital content producers. We collaborate with producers, major brands and other content owners to market, source, curate and distribute quality content to targeted audiences through (i) existing and emerging digital home entertainment platforms, including but not limited to Apple iTunes, Amazon Prime, Netflix, Hulu, Xbox, Pluto, and Tubi, as well as (ii) physical goods, including DVD and Blu-ray Discs.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 224 W. 35th Street, Suite 500, #947, New York, New York 10001, and our telephone number is (212) 206-8600. Our e-mail address is info@cinedigm.com and our web site address is www.cinedigm.com. Information accessed on or through our web site does not constitute a part of this prospectus.

THE OFFERING

Securities that may be offered by the Selling Stockholders from time to time	Up to 21,805,701 shares of Common Stock

Number of shares of Common Stock outstanding before the offering	21,294,866

Number of shares of Common Stock outstanding after the offering assuming the sale of all shares of Common Stock offered[1]	43,100,567

Use of proceeds

We will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholders. However, if any Warrants (as defined below) are exercised, the Company will receive the exercise price paid upon such exercises. We estimate the maximum proceeds of such warrant exercises could be $13,000,000. We intend to use such proceeds for working capital, acquisitions and other general corporate purposes, including the financing of content acquisition and development. See “Selling Stockholders” below for a description of the Warrants. See “Selling Stockholders” below for a description of the Warrants.

Nasdaq symbol	CNVS

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1 Assumes (i) the issuance to IndiCue Selling Stockholders of an aggregate of (a) 4,766,840 shares of Common Stock issuable as Purchase Price Shares and (b) 9,326,425 shares of Common Stock issuable as Earnout Shares (as defined below), and (ii) the issuance of an aggregate of (a) 6,500,000 shares of Common Stock as Conversion Shares or Warrant Shares and (b) 1,212,436 shares of Common Stock as Interest Shares. See “Selling Stockholders” for a discussion of all such issuances and defined terms.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, (ii) set forth below, and (iii) contained or incorporated by reference in any applicable prospectus supplement. For a description of these reports and documents, and for information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to our Common Stock

The liquidity of the Common Stock is uncertain; the limited trading volume of the Common Stock may depress the price of such stock or cause it to fluctuate significantly.

Although the Common Stock is listed on Nasdaq, there has been a limited public market for the Common Stock and there can be no assurance that a more active trading market for the Common Stock will develop. As a result, you may not be able to sell your shares of Common Stock in short time periods, or possibly at all. The absence of an active trading market may cause the price per share of the Common Stock to fluctuate significantly.

Substantial resales or future issuances of our Common Stock could depress our stock price.

The market price for the Common Stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Common Stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part. In addition, we have issued a substantial number of outstanding options, warrants and other securities convertible into shares of Common Stock that may be exercised in the future. Certain holders of our securities, including with respect to shares of Common Stock issuable in exchange for warrants, have demand and piggy-back registration rights. These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You will incur substantial dilution as a result of certain future equity issuances.

We have a substantial number of convertible notes, warrants and other securities currently outstanding which may be immediately exercised or converted into shares of Common Stock. To the extent that these convertible notes, warrants or other securities are converted or exercised, or to the extent we issue additional shares of Common Stock in the future, as the case may be, there will be further dilution to holders of shares of the Common Stock.

Our issuance of preferred stock could adversely affect holders of Common Stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of Common Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected.

Provisions of our certificate of incorporation and Delaware law could make it more difficult for a third party to acquire us.

Provisions of our certificate of incorporation could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

Our certificate of incorporation authorizes the issuance of 15,000,000 shares of preferred stock. The terms of our preferred stock may be fixed by the company’s board of directors without further stockholder action. The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of Common Stock. Any future issuance(s) of preferred stock could make the takeover of the company more difficult, discourage unsolicited bids for control of the company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Common Stock and adversely affect the trading price of the Common Stock.

Our stock price has been volatile and may continue to be volatile in the future; this volatility may affect the price at which you could sell our Common Stock.

The trading price of the Common Stock has been volatile and may continue to be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in the Common Stock:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectations of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us, the market for digital and physical content, content distribution and entertainment in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business or our industry;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of the Common Stock available for public sale;

•	any major change in our board of directors or management;

•	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Common Stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Common Stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of the Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our fifth amended and restated certificate of incorporation and bylaws, each as amended, contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•

the ability of our board of directors to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•

the requirement that an annual meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings; and

•	providing that directors may be removed prior to the expiration of their terms by the Board of Directors only for cause.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (the “DGCL”), which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for the Common Stock.

We may not be able to maintain the listing of our Common Stock on Nasdaq, which may adversely affect the ability of purchasers of Common Stock in this offering to resell their securities in the secondary market.

If the Company were unable to meet the continued listing criteria of Nasdaq and the Common Stock became delisted, trading of the Common Stock could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on the OTC Bulletin Board.

Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the Common Stock, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our Common Stock to continue to be listed on the Nasdaq could adversely impact the market price for the Common Stock, and we could face a lengthy process to re-list the Common Stock, if we are able to re-list the Common Stock.

We have no present intention of paying dividends on our Common Stock.

We have never paid any cash dividends on our Common Stock and have no present plans to do so. As a result, you may not receive any return on an investment in our Common Stock unless you sell the shares for a price greater than that which you paid for them.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate, or we may require additional funds to pursue acquisition or expansion opportunities. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock, diluting their interest or being subject to rights and preferences senior to their own.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock covered by this prospectus. We will not receive any proceeds from any sale of shares of Common Stock covered by this prospectus by the Selling Stockholder. However, if any Warrants (as defined below) are exercised, the Company will receive the exercise price paid upon such exercises. We estimate the maximum proceeds of such warrant exercises could be $13,000,000. We intend to use such proceeds for working capital, acquisitions and other general corporate purposes, including the financing of content acquisition and development. See “Selling Stockholders” below for a description of the Warrants.

The Selling Stockholders will pay any underwriting discounts or commissions, certain out-of-pocket expenses (including fees and expenses of their brokers) and transfer taxes they incur in disposing of the shares of Common Stock.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the IndiCue Selling Stockholders (as defined below) are those issuable as Purchase Price Shares (as defined below) or Earnout Shares (as defined below). For additional information regarding the Acquisition (as defined below), see “Acquisition of IndiCue, Inc.” below. The shares of Common Stock being offered by the Notes Selling Stockholders (as defined below) are those issuable as Interest Shares (as defined below) or Conversion Shares (as defined below) or Warrant Shares (as defined below). For additional information regarding the Notes (as defined below), see “Convertible Notes” below. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of Common Stock to be acquired by the IndiCue Selling Stockholders in the Acquisition and the selling stockholders noted below as becoming employed by the Company in connection with the Acquisition, and by the Notes Selling Stockholders pursuant to the Notes, the selling stockholders have not had any material relationship with us within the past three years. The Selling Stockholders will pay any underwriting discounts or commissions, their out-of-pocket expenses (including fees and expenses of their brokers) and transfer taxes they incur in disposing of the shares of Common Stock.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock and registrable securities by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each IndiCue Selling Stockholder, based on its allocation of consideration in the Acquisition as of February 13, 2026, and by each Notes Selling Stockholder.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of registration rights agreements with the selling stockholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable (i) to IndiCue Selling Stockholders, as consideration under the Acquisition, including both Purchase Price Shares and Earnout Shares, and (ii) to Notes Selling Stockholders, upon conversion of the Notes and in payment of interest on the Notes, in each case determined as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, and with respect to the Notes Selling Stockholders, without regard to any limitations on the conversion of the Notes. The fourth and fifth columns assume the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Notes, a Notes Selling Stockholder may not convert the Notes to the extent such conversion would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then-outstanding common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of such Notes which have not been converted. The number of shares in the second and fourth, and the percentage in the fifth, columns do not reflect this limitation.

The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned and Registrable Securities(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock Beneficially Owned, After Offering	Percentage of Outstanding Common Stock Beneficially Owned After Offering (2)
Kaufman Kapital LLC (3)	7,889,496	7,119,172	770,324	2.7%
Corsair Capital Partners, L.P. (4)	1,559,660	498,342	1,061,318	4.9%
Corsair Capital Partners 100, L.P.(4)	230,568	74,158	156,410	*
Corsair Capital Investors Ltd (4)	65,686	10,764	44,922	*
John Marchesini (5)	--	2,753,450	--	--
Nicholas Frazee (6)	--	3,410,861	--	--
Michael Wanetik (7)	--	2,753,450	--	--
Iurii Gorokhov (8)	--	114,715	--	--
Kyrylo Shkodkin (9)	--	57,596	--	--
Adtelligent Holdings Limited (10)	--	5,003,193	--	--
* less than 1%
(1) Includes shares not yet issued as follows.

Selling Stockholder	Purchase Price Shares	Earnout Shares	Conversion Shares or Warrant Shares	Interest Shares
Kaufman Kapital LLC	--	--	6,000,000	1,119,172
Corsair Capital Partners, L.P.	--	--	420,000	78,342
Corsair Capital Partners 100, L.P.	--	--	62,500	11,658
Corsair Capital Investors Ltd	--	--	17,500	3,264
John Marchesini	957,181	1,796,269	--	--
Nicholas Frazee	1,018,119	2,329,742	--	--
Michael Wanetik	957,181	1,796,269	--	--
Iurii Gorokhov	21,451	93,264	--	--
Kyrylo Shkodkin	10,964	46,632	--	--
Adtelligent Holdings Limited	1,738,944	3,264,249	--	--

Purchase Price Shares and Earnout Shares are subject to the IndiCue Issuance Conditions, and are not yet issued and may only be issued subject to satisfaction of the IndiCue Issuance Conditions (as defined below). The number of Purchase Price Shares and the number of
Earnout Shares set forth herein are calculated based on a stock price of $1.93. Earnout Shares will be calculated at the time(s) earned based on then-current stock price(s). In the event that the stock price has decreased below $1.93 at the time when such Earnout Shares are earned, we intend to register such additional number of Earnout Shares as may be necessary to fulfill our contractual obligations with the IndiCue Selling Stockholders. Conversion Shares and Interest Shares are not yet issued and may be issued, to the extent applicable, subject to the satisfaction of the Notes Issuance Condition (as defined below).

(2) Applicable percentage of ownership is based on 21,294,866 shares of Common Stock issued and outstanding as of March 13, 2026, together with all applicable options, warrants and other securities convertible into shares of Common Stock for the relevant Selling Stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after March 13, 2026 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(3) Based on information made available to the Company by the Selling Stockholder. Daniel Kaufman has sole power to vote, or direct the vote, and to dispose, or direct the disposition, of the shares of Common Stock listed herein. The business address for Kaufman Kapital LLC is 2158 Park Blvd., San Juan, PR 00913.

(4) Based on the Schedule 13G filed by the Selling Stockholder on February 20, 2026 and information made available to the Company by the Selling Stockholder. Corsair Capital Management, L.P. acts as the investment manager of Corsair Capital Partners, L.P., Corsair Capital Partners 100, L.P., and Corsair Capital Investors Ltd. Jay Petschek and Steven Major are the controlling persons of Corsair Management, L.P. and have shared power to vote, or direct the vote, and to dispose, or direct the disposition, of the shares of Common Stock listed herein. The principal business address for each of Corsair Capital Partners, L.P., Corsair Capital Partners 100, L.P., Corsair Capital Management L.P., and Mr. Petschek and Mr. Major is 18 East 48th Street, 20th Floor, New York, NY 10017. The principal business address for Corsair Capital Investors Ltd is M&C Corporate Services Ltd, Box 309, George Town, Cayman Islands KY1-1104.

(5) The address for John Marchesini is 8360 Montecito Pointe Dr. Apt 2091, Las Vegas, NV 89149.
(6) The address for Nicholas Frazee is 8352 W. 70th Pl., Arvada, CO 80004.
(7) The address for Michael Wanetik is 244 Biscayne Blvd., Apt. 3609, Miami, FL 33132.
(8) The address for Iurii Gorokhov is A. Crihan 29/G MD-2009, Chisinau, Moldova.
(9) The address for Kyrylo Shkodkin is Av. Nostra Senyora del Vinyet 17, p2, p1, Barcelona, Spain 08870.

(10) Iurii Gorokhov has sole power to vote, or direct the vote, and to dispose, or direct the disposition, of the shares of Common Stock listed herein. The business address for Adtelligent Holdings Limited is 22 Baker Street, London, Greater London, United Kingdom W1U 3BW.

Acquisition of IndiCue, Inc.

On February 13, 2026, the Company purchased all of the issued and outstanding equity securities (the “Acquisition”) of IndiCue, Inc., a Delaware corporation (“IndiCue”), a next-generation CTV monetization and engagement platform, built for media owners, publishers, and streaming platforms that want full control over their Connected TV advertising, pursuant to that certain Stock Purchase Agreement with John Marchesini, Nicholas Frazee, Michael Wanetik, Iurii Gorokhov, Kyrylo Shkodkin and Adtelligent Holdings Limited (collectively, the “IndiCue Selling Stockholders”).

The purchase price for the Acquisition was $22,000,000, subject to working capital and other adjustments, consisting of (i) $12,800,000 in cash at closing and (ii) $9,200,000, in cash or, if stockholder approval is obtained, 4,766,840 shares of Common Stock (the “Purchase Price Shares”). In addition, the Company will pay the IndiCue Selling Stockholders certain post-closing earnout amounts (if any) based on IndiCue’s achievement of certain revenue growth targets and gross margin targets, payable in cash or up to 9,326,425 shares of Common Stock (the “Earnout Shares”) under certain circumstances. The number of Purchase Price Shares and the number of Earnout Shares set forth herein are calculated based on a stock price of $1.93 per share, although the number of Earnout Shares will be calculated at the time(s) earned based on then-current stock price(s). In the event that the stock price has decreased below $1.93 at the time when such Earnout Shares are earned, we intend to register such additional number of Earnout Shares as may be necessary to fulfill our contractual obligations with the IndiCue Selling Stockholders.

None of the Purchase Price Shares or Earnout Shares may be issued to the IndiCue Selling Stockholders unless the Company obtains the approval of its stockholders to issue them, and even if such approval is obtained, the issuance of the Purchase Price Shares and the Earnout Shares may be paid instead in cash, at the Company’s discretion. Further, the Earnout Shares will only be issuable at all if certain financial targets are achieved (all of these conditions to the issuance of the Purchase Price Shares and the Earnout Shares are referred to as the “IndiCue Issuance Conditions”).

Messrs. Marchesini and Frazee commenced employment with, and Messrs. Gorokhov and Wanetick became consultants to, the Company effective as of the closing of the Acquisition.

Concurrently with the closing of the Acquisition, the Company entered into a registration rights agreement with each of the IndiCue Sellering Stockholders, pursuant to which the Company agreed to file with the SEC a registration statement for the resale of the Purchase Price Shares and the Earnout Shares. This registration statement is being filed to satisfy our obligations under such registration rights agreements.

Convertible Notes

On February 12, 2026, the Company issued and sold convertible notes in the aggregate principal amount of $13,000,000 (each, a “Note”) to certain investors (collectively, the “Notes Selling Stockholders”), pursuant to certain purchase agreements.

The Notes mature on the earlier to occur of (i) the four year anniversary of issuance and (ii) an event of default (such date, the “Maturity Date”). The Notes bear interest at a rate of 9% per annum payable in cash or, as to a portion, in shares of Common Stock in the holder’s discretion. If all interest amounts that could be paid in shares were so paid, the number of shares issuable as interest payments, calculated based on a stock price of $1.93 per share, would be 1,212,436 (the “Interest Shares”), although the number of Interest Shares will be calculated at the time(s) issued based on the higher of then-current stock prices or $1.93.

At any time after issuance of the Notes, the Notes Selling Stockholders may convert their Notes, in whole or in part, into shares of common stock, in accordance with the terms of the Notes at a conversion price per share of $2.00 (the “Conversion Price”), subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar events. The Company can require conversion in tranches of up to approximately 15% of the original principal amount of the Notes during each of the six-month periods beginning July 1, 2026 and ending December 31, 2028, with any unconverted tranches available on a cumulative basis in future tranches. The shares of Common Stock underlying the Notes at the Conversion Price is 6,500,000 (the “Conversion Shares”).

The Notes may be prepaid by paying 100% of the outstanding principal amount, interest on the outstanding principal amount through the earlier of the Maturity Date or the date that is 24 months from the date of prepayment, and warrants to purchase the number of shares of Common Stock into which the principal amount then outstanding would be convertible at the Conversion Price, with such warrants having an exercise price equal to such Conversion Price and a term that ends on the Maturity Date (the “Warrants”). If any Warrants are issued, the number of shares of Common Stock underlying them (“Warrant Shares”) would equal the number of Conversion Shares underlying principal amount of Notes being cancelled upon prepayment. Warrant Shares are not being registered separately, as that would be duplicative of the Conversion Shares.

In accordance with Nasdaq rules, the aggregate number of Interest Shares and Conversion Shares or Warrant Shares issued cannot exceed 19.99% of the number of shares of Common Stock outstanding on February 12, 2026 unless the Company obtains the approval of its stockholders to issue additional shares (the “Notes Issuance Condition”).

Concurrently with the closing of the sale of the Notes, the Company entered into a registration rights agreement with each of the Notes Selling Stockholders, pursuant to which the Company agreed to file with the SEC a registration statement for the resale of the Interest Shares and the Conversion Shares or Warrant Shares. This registration statement is being filed to satisfy our obligations under such Notes registration rights agreements.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters regarding the validity of the Common Stock offered hereby have been passed upon for us by Kelley Drye & Warren LLP in New York, New York.

EXPERTS

The consolidated balance sheets of Cineverse Corp. as of March 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be borne by the registrant in connection with the offering described in this registration statement.

SEC registration fee	$7,976.21
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$7,500.00
Printing expenses	$--
Transfer Agent/Depositary/Trustee fees and expenses	$--
Miscellaneous expenses	$1,523.79
Total	$32,000.00

Item 15.	Indemnification of Directors and Officers.

The amended and restated certificate of incorporation and the bylaws of the Company provide that the Company shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL, provides in pertinent part as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person, who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Section.

(h) For purposes of this Section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

As permitted by Section 102(b)(7) of the DGCL, the Company’s fifth amended and restated certificate of incorporation, as amended to date, eliminates the personal liability of each of the Company’s directors to the Company and its stockholders for monetary damages for breaches of his or her fiduciary duties as a director except that the fourth amended and restated certificate of incorporation does not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the DGCL as in effect at the time of the alleged breach of duty by such director.

In addition, the Company has entered into contractual agreements with each of its directors and officers to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Company’s By-laws or by the Delaware General Corporation Law. The Company also currently maintains director and officer liability insurance.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 12, 2026 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2026).

4.1

Specimen certificate representing Class A common stock (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 3 to Registration Statement on Form SB-2 filed with the SEC on November 4, 2003 (File No. 333-107711)).

4.2

Specimen certificate representing Series A preferred stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2009 (File No. 000-51910)).

4.3	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2023 (File No. 001-31810)).

4.4	Form of Note dated as of February 12, 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2026) (File No. 001-31810)).

4.5	Form of Warrants (Notes) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2026) (File No. 001-31810)).

5.1	Opinion of Kelley Drye & Warren LLP.

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2	Consent of EisnerAmper LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

107	Calculation of Filing Fee Table.

* Incorporated by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York , on March 16, 2026.

CINEVERSE CORP.

By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Christopher J. McGurk and Gary S. Loffredo, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. McGurk	Chief Executive Officer and Chairman of the Board of Directors	March 16, 2026
Christopher J. McGurk	(Principal Executive Officer)

/s/ Mark W. Lindsey	Chief Financial Officer	March 16, 2026
Mark W. Lindsey	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter C. Brown		March 16, 2026
Peter C. Brown	Director

/s/ Mary Ann Halford		March 16, 2026
Mary Ann Halford	Director

/s/ Patrick W. O’Brien		March 16, 2026
Patrick W. O’Brien	Director